Exhibit 99.1

Tripath Reports Second Quarter Net Revenue of $3.5 Million Up

28% Compared to March 2005

- Unit Shipments Grow by 14% Sequentially and by 115% Year-Over-Year -

SAN JOSE, Calif., May 4, 2006 — Tripath Technology Inc. (OTCBB: TRPH), creators of Digital Power Processing (DPP(R)) technology and Class-T(R) advanced 1-bit digital audio amplifiers, today reported financial results for the second quarter of fiscal 2006, which ended March 31, 2006.

“Demonstrating continued improvement over fiscal 2005, second quarter revenue growth was consistent with our previously stated guidance,” said Dr. Adya Tripathi, Tripath’s Chairman, President and CEO. “Flat panel television sales again delivered strong revenue, comprising over 63 percent of net revenue. Additionally, digital subscriber line (DSL) driver products contributed almost 22 percent of revenue this past quarter. Due primarily to the strength of both flat panel television and DSL driver sales, we billed for over 14 percent more units this quarter than the previous quarter and over 115 percent more units when compared to the prior year quarter.”

“We have been focused on driving fundamental improvements in our business and are committed to the goal of achieving profitability. Our strategy continues to be to leverage our technology leadership and strong intellectual property position with timely and well-positioned product introductions into existing and new markets. We are building on the market opportunities in flat panel TVs, home theater, automotive audio, consumer and convergence as our chips and technology are embedded into a growing number of high-volume end products. Also, we are gaining traction with new design wins and in exploring opportunities to license our technology, enabling us to expand Tripath’s presence in the product lines of our industry leading customers,” added Dr. Tripathi.

Second Quarter Fiscal 2006 Results:

Net revenue for the second quarter of fiscal 2006 was $3.5 million, an increase of approximately $80,000, or 2.3 percent, from $3.4 million in the fiscal first quarter 2006 and an increase of approximately $800,000, or 28 percent, when compared with net revenue of $2.7 million in the corresponding prior year quarter. Gross margin for the fiscal second quarter was 22 percent, reflecting reduced sales of previously written down inventory. Excluding this effect, the gross margin for the quarter would have been 16 percent.

GAAP net loss for the second quarter of fiscal 2006 was $4.5 million, or an estimated $0.08 per share, down when compared to a GAAP net loss in the first quarter of fiscal 2006 of $4.7 million, or $0.08 per share. The GAAP net loss for the second quarter of fiscal 2005 was $1.8 million, or $0.03 per share. Included in the GAAP net loss for the March 2006 quarter was approximately $480,000 related to the non-cash increase in operating expenses, accounting for stock-based compensation expense as prescribed by SFAS123R and the net unfavorable impact of $1.5 million in non-cash items related to the company’s financing activities. Without these items, the company’s non-GAAP net loss would have been an estimated $2.5 million, or an estimated $0.04 per share, in line with the company’s guidance. A table reconciling these results to GAAP figures is included at the end of this press release.

“During the second quarter, we delivered revenue growth of over 28 percent, increased the product gross margin, exclusive of the effect of the sale of inventory that has previously been written down to its estimated net realizable value, from 10 percent to 16 percent and cut non-GAAP expenses by almost 15 percent compared to a year ago,” said Jeffrey L. Garon, Vice President, Finance and CFO of Tripath. “We strengthened our balance sheet with a cash infusion of $2.5 million, ended the quarter with improvements in our working capital position and inventory levels, and reduced vendor prepayments that are expected to help relieve some of the production constraints that negatively impacted us in the first quarter of fiscal 2006.”

Financial Guidance:

Please see the note regarding forward looking statements in the Safe Harbor section of this release.

Third fiscal quarter revenue is expected to range from approximately $3.5 million to $3.9 million, or from approximately flat to an increase of 10 percent compared to the second fiscal quarter of 2006. The company’s growth will depend primarily on the company’s ability to gain access to vendor/partners’ capacity. Additionally, the company expects the impact to gross margin in the June 2006 quarter from the anticipated sale of inventory that has previously been written down to its estimated net realizable value to be in the range of 3 percent to 5 percent and, thus, would expect to report gross margin for the quarter in the range of 20 percent to 30 percent. The company anticipates the positive effects from sales of previously written down inventory will cease to have a significant impact on quarters after the third fiscal quarter. In addition, the company anticipates its plan of building sustainable unit sales volume through pricing and design strategies will result in improved product mix and that its gross margins will settle toward more normal levels of 30 percent to 40 percent as a result. The company’s pricing and design strategies are expected to continue to be followed by sustainable, increased production volumes, which in turn should continue to allow the company to reduce reserved inventory levels and negotiate more advantageous costs while driving to more cost effective solutions through its development efforts.

“Total operating expenses for the third quarter of fiscal 2006 are expected to range from flat to down 10 percent when compared to the second quarter of fiscal 2006. Primary risks of this projection are the uncertainty in our estimated legal expenses associated with pending litigation and stock-based compensation charges required by SFAS123R,” said Garon.

“We expect the GAAP net loss for the third quarter of fiscal 2006 to be in the range of $0.06 to $0.08 per share. As we continue to execute our strategy during the balance of calendar 2006, we expect to continue building unit volumes, reducing product costs and expanding our product applications base. We expect our overall performance will continue to drive us in the direction of profitability,” Garon concluded.

Second Quarter Fiscal 2006 Conference Call:

Tripath Technology Inc. will hold its quarterly conference call to discuss its second quarter fiscal 2006 financial results and other related items today at 2:00 P.M. (Pacific Time). Analysts and investors are invited to participate on the call by dialing 1-800-706-7741 (Domestic) and 617-614-3471 (International) and entering the participant pass code number 46928695. Investors may take advantage of a live web cast of the call available through the investor relations section of the Tripath website at www.tripath.com.

A telephone replay of this conference call will be available after 7:00 P.M. (Pacific Time) on May 4, 2006 until May 18, 2006. The access number is 1-888-286-8010 (Domestic) and 617-801-6888 (International) and the participant pass code is 29741402. Additionally, the webcast replay of the call will be available on the investor relations section of the Tripath’s website at www.tripath.com for a period of one year.

Going Concern Qualification and Weaknesses in Internal Controls:

We have received a going concern opinion from our independent auditors and have identified material weaknesses in our internal controls over financial reporting in connection with the audit of our consolidated financial statements for the year ended September 30, 2005. We continue to take what we believe to be appropriate actions to remediate these weaknesses, but there is no assurance that we will receive an unqualified opinion or a clear Sarbanes-Oxley Section 404 attestation from our independent auditors in the future. In addition, if these weaknesses are not remediated, they could result in material misstatements to the company’s future annual or interim financial statements that would not be prevented or detected.

About Tripath Technology Inc.:

Based in San Jose, Calif., Tripath Technology Inc. is a fabless semiconductor company that focuses on providing highly efficient power amplification to the Flat Panel Television, Home Theater, Automotive Audio and Consumer and PC Convergence markets. Tripath owns the patented technology called Digital Power Processing (DPP(R)), which leverages modern advances in digital signal processing and power processing. Tripath markets audio amplifiers with DPP(R) under the brand name Class-T(R). Tripath’s current customers include, but are not limited to, companies such as Alcatel, Alpine, Hitachi, JVC, Samsung, Sanyo, Sharp, Sony and Toshiba. For more information on Tripath please visit Tripath’s web site at www.tripath.com.

Special Note Regarding Forward Looking Statements/ Safe Harbor Statement:

Certain statements in this release concerning Tripath’s future financial and operating results, including revenue and unit volume growth, gross margins, cost and expense reductions, net loss and prospects for achieving profitability, demand for Tripath products and expansion of its applications base for such products, production volumes, improvement of production constraints and Tripath’s competitive position, including those statements made under the “Financial Guidance” section above, are forward-looking statements that involve a number of risks and uncertainties. Actual events and results could differ materially from those stated or implied from the forward looking statements. Factors that may affect the results and circumstances indicated in these forward looking statements include lack of demand for Tripath’s products, the availability of sufficient cash resources to fund Tripath’s working capital requirements, silicon wafer pricing, the availability of foundry and assembly capacity and raw materials and our ability to develop competitive products. Also, the availability and pricing of competing products and technologies would effect sales and pricing of Tripath’s products. Tripath may experience fluctuations in the manufacturing yields of its third party semiconductor foundries and other problems or delays in the fabrication, assembly, testing or delivery of its products. Further, the company is subject to a number of covenants and potential events of default under the 6 Percent Senior Secured Convertible Debentures it issued in a private placement in November 2005 that also could adversely affect its ability to execute its growth strategy.

Tripath may not be able to specify, develop, acquire, complete, introduce, market or transition new products, including the new “Godzilla” based products and technologies to volume production in a timely manner. Further information regarding these and other risks and uncertainties is included in Tripath’s United States Securities and Exchange Commission filings, in particular, Tripath’s annual report on Forms 10-K and 10-K/A, its quarterly reports on Form 10-Q and its periodic reports on Form 8-K. Readers are encouraged to review these filings. Tripath assumes no obligation and does not intend to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Use of non-GAAP Financial Measures

This press release includes disclosures regarding certain non-GAAP information in order to reflect an accurate comparison with prior comparative periods. Whenever the Company mentions non-GAAP information, it will do so with the reconciliation to its GAAP equivalent. Tripath includes this non-GAAP information because management uses the information when monitoring the Company’s operations, as well as because management believes that it provides a more meaningful comparison to the prior comparative period for investors, which does not have the same accruals or charges. Specifically, with respect to the accounting for non-cash stock-based compensation expenses prescribed by SFAS123R, the use of non-GAAP information is appropriate because such expenses are not components of what the Company considers to be fundamental to evaluating the Company’s operating performance, particularly from a cash perspective. Because of varying available valuation methodologies, subjective assumptions and high sequential variability, the Company believes that the exclusion of such non-cash stock-based compensation expenses allows for more accurate comparisons of the Company’s operating results to previous periods. With respect to the accounting for the impact of sales of inventory previously written down to their net realizable values, the Company expects that the impact of such sales after June 2006 to be immaterial, and therefore the use of non-GAAP information is appropriate because it will permit more meaningful comparisons in assessing the Company’s business and gross margins on an operating basis both currently and in the future.

Financial Statements Follow:

TRIPATH TECHNOLOGY INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31, 2006 (unaudited)	September 31, 2005
Assets
Current assets:
Cash and cash equivalents	$1,768	$716
Restricted cash	192	162
Accounts receivable, net	1,770	1,010
Inventories	5,006	5,457
Prepaid expenses and other current assets	962	1,512

Total current assets	9,698	8,857

Property and equipment, net	783	875
Other assets	117	122

Total assets	$10,598	$9,854

Liabilities and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$1,697	$3,488
Current portion of capital lease obligations	118	215
Current portion of deferred rent	324	305
Current portion of notes payable	3,000	—
Debt discount - short term	(2,500)	—
Accrued expenses	2,539	2,899
Deferred distributor revenue	1,153	1,202
Warrant Liability	4,716	396
Conversion feature of convertible debt	3,784	—

Total current liabilities	14,831	8,505

Long term liabilities:

Long term capital lease	76	21
Deferred rent	—	167
Long term debt	2,000	—
Debt discount - long term	(1,521)	—

Total long term liabilities	555	188

Stockholders’ equity (deficit):
Common stock	62	55
Additional paid-in capital	205,613	202,310
Other comprehensive income/(expense)	(6)	(3)
Accumulated deficit	(210,457)	(201,201)

Total stockholders’ equity (deficit)	(4,788)	1,161

Total liabilities and stockholders’ equity (deficit)	$10,598	$9,854

Tripath Technology Inc

Condensed consolidated Statements of Operations

(in thousands, except per shares data)

(unaudited)

	Three Months Ended March 31 2006	Three Months Ended March 31 2005	Six Months Ended March 31 2006	Six Months Ended March 31 2005
Revenue	$3,501	$2,728	$6,922	$4,401
Cost of revenue	$2,745	$990	$4,962	$2,217

Gross profit	756	1,738	1,960	2,184

Operating expenses:
Research and development	$1,965	$1,962	$3,796	$3,863
Selling, general and administrative	$1,705	$1,790	$3,548	$3,218

Total operating expenses	3,670	3,752	7,344	7,081

Loss from operations	(2,914)	(2,014)	(5,384)	(4,897)
Change in fair value on revaluation of warrant liability and embedded option	$(879)	$252	$2,343	$252
Interest, amortization and other expense, net	$(734)	$(16)	$(6,213)	$(11)

Net loss	$(4,527)	$(1,778)	$(9,254)	$(4,656)

Basic and diluted net loss per share	$(0.08)	$(0.03)	$(0.16)	$(0.09)

Weighted average number of common shares used to compute basic and diluted net loss per share	59,254	51,950	57,582	51,923

TRIPATH TECHNOLOGY INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2006 GAAP	FAS 123R	3/05 Warrant Accounting	Warrant A Accounting	Warrant B Accounting	2/06 New Warrant Accounting	Debenture Related Accounting	Non-GAAP Sub-Total	Impact on Cost from Sale of Reserved Inventory	2006 Non-GAAP Total
								—
Revenue	$3,501							3,501		$3,501
Cost of revenue	$2,745							2,745	210	2,955

Gross profit	756	—	—				—	756	(210)	546

Gross margin	21.6%							21.6%		15.6%

Operating expenses:
Research and development	$1,965	(282)						1,683
Selling, general and administrative	$1,705	(196)						1,509

Total operating expenses	3,670	(478)	—				—	3,192
Operating expense as a percent of revenue	104.8%							91.2%

Loss from operations	(2,914)	478	—				—	(2,436)

Change in fair value on revaluation of warrant liability and embedded option	$(879)		9	338	405	(426)	553	(0)
Interest, amortization and other expense, net	$(734)						647	(87)

Net loss	$(4,527)	$478	$9	$338	$405	$(426)	$1,200	$(2,524)

Basic and diluted net loss per share	$(0.08)							$(0.04)

Weighted average number of common shares used to compute basic and diluted net loss per share	59,254							59,254

TRIPATH TECHNOLOGY INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Six Months Ended March 31,
	2006 GAAP	FAS 123R	3/05 Warrant Accounting	Warrant A Accounting	Warrant B Accounting	2/06 New Warrant Accounting	Debenture Related Accounting	Non-GAAP Sub-Total	Impact on Cost from Sale of Reserved Inventory	2006 Non-GAAP Total
Revenue	$6,922							6,922		$6,922
Cost of revenue	$4,962							4,962	878	5,840

Gross profit	1,960	—	—				—	1,960	(878)	1,082

Gross margin	28.3%							28.3%		15.6%

Operating expenses:
Research and development	$3,796	(557)						3,239
Selling, general and administrative	$3,548	(380)						3,168

Total operating expenses	7,344	(937)	—				—	6,407
Operating expense as a percent of revenue	106.1%							92.6%

Loss from operations	(5,384)	937	—				—	(4,447)

Change in fair value on revaluation of warrant liability and embedded option	$2,343		(3)	(135)	(811)	(426)	(968)	(0)
Interest, amortization and other expense, net	$(6,212)						6,065	(147)

Net loss	$(9,254)	$937	$(3)	$(135)	$(811)	$(426)	$5,097	$(4,594)

Basic and diluted net loss per share	$(0.16)							$(0.08)

Weighted average number of common shares used to compute basic and diluted net loss per share	57,582							57,582

CONTACT:

Tripath Technology Inc.

Jeffrey L. Garon, 408-750-6801

INVESTOR CONTACT:

Lippert / Heilshorn & Associates, Inc.

Kirsten Chapman, 415-433-3777

kirsten@lhai-sf.com

####